      WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         This WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT
AGREEMENT (this "Amendment") is dated as of August 30, 2004, and is entered into by and among ENERGY WEST, INCORPORATED, a Montana corporation (the "Company"), LASALLE BANK NATIONAL ASSOCIATION, a
national banking association, in its capacity as agent for the "Banks" party to the Credit Agreement described below (in such capacity, the "Agent"), such Banks and each other Loan Party.

         WHEREAS, the Company has advised Agent and the Banks that certain
Events of Default have arisen and currently exist under: (i) Section 12.1.12 of the Credit Agreement as a result of the acquisition by Richard M. Osborne and certain Affiliates of Richard M. Osborne (including, but not limited to Turkey
Vulture Fund XIII, Ltd.), of certain issued and outstanding capital stock of the
Company on April 16, 2004, which has caused a Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) to
acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than fifteen percent (15%) of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors under normal circumstances,
(ii) Section 12.1.5(a) of the Credit Agreement as a result of the failure by the
Company to maintain an Interest Coverage Ratio of at least 2.00 to 1.00 as of
June 30, 2004, as required by Section 10.6.1 of the Credit Agreement, and (iii)
Section 12.1.5(a) of the Credit Agreement as a result of the failure by the
Company to maintain a Total Debt to Capital Ratio of 0.65 to 1.00 or less as of
June 30, 2004, as required by Section 10.6.2 of the Credit Agreement
(collectively, the "Existing Events of Default"); and

         WHEREAS, Company desires that Agent and the Banks waive the Existing
Events of Default; and

         WHEREAS, the Agent, the Banks and the Company have entered into that certain Amended and Restated Credit Agreement dated as of March 31, 2004 (as such agreement has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

         WHEREAS, the Company has requested that the Credit Agreement be amended as set forth herein and Agent and the Banks are, subject to the terms hereof, willing to so amend the Credit Agreement.

         NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the
Credit Agreement.

         2. Amendments to Credit Agreement. Subject to satisfaction of the conditions set forth in Section 5 below, the Credit Agreement is amended as follows:

                  (a) the following definition is hereby added to Section 1.1 of the Credit Agreement in the correct alphabetical order:

                  "'Shareholder Rights Plan Adoption Costs' means the actual amount of fees, costs and expenses paid by the Company and its
         Subsidiaries with respect to the consideration and adoption by the board of directors of the Company of that certain shareholder rights plan of the Company dated as of June 3, 2004, together with other matters reasonably incidental thereto, not to exceed $285,000.00.";

                  (b) the definition of "EBITDA" appearing in Section 1.1 of the
Credit Agreement is hereby deleted in its entirety and the following definition is hereby substituted therefor, respectively:

                  "'EBITDA' means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such
         Consolidated Net Income: (i) Interest Expense, (ii) income tax expense, depreciation and amortization for such period, (iii) the PPLM Legal
         Fees for such period, (iv) Banking Costs for such period, (v) Proxy
         Contest Costs for such period, and (vi) Shareholder Rights Plan
         Adoption Costs for such period.";

                  (c) Section 10.6.2 of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

               " 10.6.2 Total Debt to Capital Ratio. Not permit the Total Debt to Capital Ratio as of the last day of any Fiscal Quarter to exceed
          0.70 to 1.00. ";

                  (d) subsection 12.1.12(a) of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

               " (a) (i) Any Person or group of Persons (within the meaning of
          Section 13 or 14 of the Securities Exchange Act of 1934, other than
          Richard M. Osborne, an individual, shall acquire beneficial ownership
          (within the meaning of Rule 13d-3 promulgated under such Act) of more than fifteen percent (15%) of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors under normal circumstances; or (ii) Richard M. Osborne, an individual, shall acquire beneficial ownership (within the meaning of
          Rule 13d-3 promulgated under such Act) of more than twenty and eight tenths percent (20.8%) of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the

          Company having voting rights in the election of directors under normal circumstances; or";

                  (e) Section 12.1.13 of the Credit Agreement is hereby is
hereby deleted in its entirety and the following language is hereby substituted therefor:

               " 12.1.13 Management. A period of ninety (90) consecutive days shall have elapsed during which either John C. Allen, Esq. or David A.
          Cerotzke is a not senior officer of the Company actively involved with the management of the Company and its Subsidiaries, for any reason, unless prior to the expiration of such period, a replacement officer in respect of either such Person satisfactory to the Agent in its sole discretion shall have been appointed and employed by the Company. ";
          and

         (f) the occurrence of the term ".65" appearing in Exhibit B to the Credit Agreement with respect to the Maximum Total Debt to Capital Ratio is hereby deleted and the term ".70" is hereby substituted therefor.

         3. Waiver of Existing Events of Default. Subject to the conditions set forth in Section 5 below, Agent and the Banks hereby waive the Existing Events of Default; provided, however, nothing herein, nor any actions taken or not taken by Agent or the Banks pursuant hereto or pursuant to any of the other Loan
Documents, shall or be deemed to: (i) constitute a waiver of any other Event of
Default now existing or hereafter arising or a waiver of compliance with any term or provision in the Agreement or any of the other Loan Documents, (ii)
except as expressly set forth herein, constitute a waiver of any rights, claims and/or remedies under the Loan Documents and/or applicable law, or (iii)
constitute a course of dealing among the parties.

         4. Ratification; No Defenses.

                  (a) Ratification. The Company and each other Loan Party hereby ratifies, acknowledges, affirms and reconfirms its rights, interests and obligations under each Loan Document and agrees to perform each of its obligations thereunder as and when required. By executing this Amendment, the
Company and each other Loan Party hereby further ratifies, acknowledges, affirms and reconfirms that each Loan Document, as amended hereby, constitutes a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, and that each such Loan Document, as amended hereby, is in full force and effect.

                  (b) No Defenses. The Company and each other Loan Party hereby represent and warrant to, and covenant with Agent and the Banks that as of the date hereof: (i) neither Company nor any other Loan Party has any defenses, offsets or counterclaims of any kind or nature whatsoever against Agent or any
Bank with respect to any of the loans or other financial accommodations made under any of the Loan Documents or any of the Loan Documents themselves, or any action previously taken or not taken by Agent or any of the Banks with respect thereto, and (b) Agent and the Banks have fully performed all obligations to the
Company and each other Loan Party which they may have had or have on and of the date hereof.

         5. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

                  (a) the Company, each other Loan Party and each Bank shall have executed and delivered this Amendment and such other documents and instruments as Agent may reasonably require;

                  (b) the  representations  and warranties  set forth in
Section 6 of this Amendment  shall be true and correct; and

                  (c) all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel.

         6. Representations and Warranties. To induce the Agent and the Banks to enter into this Amendment, the Company and each other Loan Party hereby represents and warrants to the Agent and the Banks that: (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Company and each such other Loan
Party and that this Amendment has been duly executed and delivered by the
Company and each other Loan Party and this Amendment and the Credit Agreement, as amended hereby, constitute valid and binding obligations of each of them, as applicable, enforceable in accordance with their respective terms, (ii) no
Default or Event of Default (other than the Existing Events of Default) has occurred and is continuing under the Credit Agreement or would result from the execution and delivery of this Amendment, and (iii) each of the representations and warranties set forth in Section 9 of the Credit Agreement, as amended hereby, is true and correct in all material respects as of the date hereof, unless any such representation or warranty is already qualified by materiality, in which case it shall be true and correct in all respects.

         7. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         8. References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit
Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

         9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. A counterpart of this Amendment delivered by facsimile or other electronic means shall for all purposes be as effective as delivery of an original counterpart.

         10. Costs. The Company agrees to pay on demand all reasonable costs and expenses incurred by the Agent (including fees and expenses of counsel) incurred in connection with the negotiation and preparation of this Amendment.

         11. Governing Law. The validity and interpretation of this Amendment and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any provisions relating to conflict of laws that would call for the application of the laws of another jurisdiction.

         12. Miscellaneous. This Amendment shall be deemed to be a Loan
Document.

                        - Remainder of Page Left Blank -
                            [Signature Page Follows]

Delivered at Chicago, Illinois, as of the day and year first above written.

AGENT AND BANK:                                              OTHER LOAN PARTIES:

LASALLE BANK, NATIONAL ASSOCIATION, a national banking       ENERGY WEST PROPANE, INC.,
association, as Agent and as a Bank                          a Montana corporation

By:      /s/ Meghan Payne                                    By:       /s/ Douglas R. Mann
   ------------------------------------------                   ---------------------------------------
Name:    Meghan Payne                                        Name:         Douglas R. Mann
Title:   Assistant Vice President                            Title:   President

COMPANY:

ENERGY WEST, INCORPORATED, a Montana corporation             ENERGY WEST RESOURCES, INC.,
                                                             a Montana corporation

By:    /s/ David A. Cerotzke
    ------------------------------------------
Name:    David A. Cerotzke                                   By:   /s/ James G. Morin
                                                                 ---------------------------------------
Title:                                                          Name:     James G. Morin
                                                                Title:    President

                                                             ENERGY WEST DEVELOPMENT, INC.,
                                                             a Montana corporation

                                                             By:  /s/ John C. Allen
                                                             Name:    John C. Allen
                                                             Title:

           SIGNATURE PAGE TO WAIVER AND FIRST AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT